Exhibit 8.1

Name of Entity	Date of Incorporation/ Acquisition	Place of Incorporation/ Acquisition	Effective Interest Held Through Equity Ownership/ Contractual Arrangements	Principal Activities
Pop Culture Group	January 3, 2020	Cayman Islands	100%	Parent Holding

Subsidiaries
Pop Culture HK	January 20, 2020	Hong Kong	100%	Investment holding
Heliheng	March 13, 2020	PRC	100%	WFOE, consultancy and information technology support
Pop Culture Global Operations Inc. (“Pop Culture Global”)	December 3, 2021	California	100%	Overseas hip-hop resource integration and business development
Xiamen Pop Investment Co., Ltd. (“Pop Investment”)	January 25, 2022	PRC	60% owned by Heliheng; 40% owned by the VIE	Cross-border funds management
Fujian Pupu Shuzhi Sports Industry Development Co., Ltd. (“Shuzhi Sports”)	July 21, 2022	PRC	100%	Holding sports performance activities

VIE
Xiamen Pop Culture	March 29, 2007	PRC	VIE	Event planning, execution, and hosting

VIE’s subsidiaries
Shanghai Pupu Sibo Sports Technology Development Co., Ltd. (“Pupu Sibo”)	March 30, 2017	PRC	100% owned by the VIE	Event planning and execution
Xiamen Pop Network Technology Co., Ltd. (“Pop Network”)	June 6, 2017	PRC	100% owned by the VIE	Marketing
Guangzhou Shuzhi Culture Communication Co., Ltd. (“Guangzhou Shuzhi”)	December 19, 2018	PRC	100% owned by the VIE	Event planning and execution
Shenzhen Pop Digital Industry Development Co., Ltd. (“Shenzhen Pop”)	January 17, 2020	PRC	100% owned by the VIE	Event planning and execution
Xiamen Pupu Digital Technology Co., Ltd. (“Pupu Digital”)	June 20, 2022	PRC	100% owned by the VIE	Cultural technology
Hualiu Digital Entertainment (Beijing) International Culture Media Co., Ltd. (“Hualiu Digital”)	April 14, 2022	PRC	100% owned by the VIE	Acting broker and self-branding development
Zhongpu Shuyuan	March 30, 2022	PRC	51% owned by the VIE	Digital collection and Metaverse
Xiamen Qiqin Technology Co., Ltd. (“Xiamen Qiqin”)	April 12, 2022	PRC	51% owned by the VIE	IPC License
Shenzhen Jam box	November 18, 2021	PRC	56% owned by the VIE	Software-as-a-Service (“SaaS”) Software Provider
Xiamen Pop Shuzhi Culture Communication Co., Ltd. (“Xiamen Shuzhi”)	May 16, 2022	PRC	100% owned by the VIE	Online and offline advertising marketing and exhibitions